Exhibit 10.2

Dated October 28, 2024

DEED OF ASSIGNMENT

BETWEEN

Distributed information technologies limited

(REGISTRATION NO. 242015)

(THE “ASSIGNOR”)

AND

THE PERSONS NAMED IN SCHEDULE 1

(THE “ASSIGNEES”)

THIS DEED OF ASSIGNMENT (“DEED”) is made on October 28, 2024 between:

(1)	DISTRIBUTED INFORMATION TECHNOLOGIES LIMITED (Registration No. 242015), a company incorporated in Seychelles with its registered address at 1st Floor, Victoria, Mahe, Seychelles (the “Assignor”); and

(2)	THE PERSONS NAMED IN SCHEDULE 1 OF THIS DEED (the “Assignees”),

(the Assignor and the Assignees are collectively, the “Parties” and individually, a “Party”).

Whereas:

(A)	By way of a software purchase agreement dated October 28, 2024 (“Software Purchase Agreement”) entered into between the Assignor, Irace Technology Limited (Registration No. 2131768) (“Purchaser”) and Starbox Group Holdings Ltd. (Registration No. 381005) (“Issuer”), the Assignor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase the Software (as defined in the Software Purchase Agreement) from the Purchaser at the purchase consideration of United States Dollar Ten Million Eight Hundred Thousand (USD10,800,000.00) (“Purchase Consideration”).

(B)	Pursuant to the Software Purchase Agreement, the Assignor and the Purchaser have agreed that the Purchase Consideration shall be satisfied by way of allotment and issuance to the Assignor of 72,000,000 new Class A ordinary shares of the Issuer at the issue price of USD0.15 per Class A ordinary share, or such number of new Class A ordinary shares of equivalent total value at the issue price of USD 2.40 per Class A ordinary share given the effect of a certain share consolidation approved by the shareholders of the Issuer at the Issuer’s extraordinary general shareholder meeting held on October 23, 2024 (the “Share Consolidation,” and such shares “Consideration Shares”), the total value of which is equivalent to the Purchase Consideration.

(C)	In consideration of the mutual covenants contained in this Deed, the Assignor is desirous of assigning its right and entitlement to receive the Consideration Shares in favour of the Assignees upon the terms and subject to conditions of this Deed.

It is agreed as follows:

1.	INTERPRETATION AND DEFINITIONS

1.1.	In this Deed, unless the subject or context otherwise requires, the following words and expressions shall have the following meanings respectively ascribed to them:

“Assignees” means the persons named in Schedule 1 of this Deed;

“Assignor” means DISTRIBUTED INFORMATION TECHNOLOGIES LIMITED (Registration No. 242015), a company incorporated in Seychelles with its registered address at 1st Floor, Victoria, Mahe, Seychelles;

“Business Day” means a day on which banks are open for business and is not a Saturday, Sunday, a “public holiday” or a “bank holiday” in Malaysia;

“Consideration Shares” shall have the meaning ascribed to it in Recital (B);

“Issuer” means STARBOX GROUP HOLDINGS LTD. (Registration No. 381005), a company incorporated in Cayman Islands with its registered address at Suite 102, Cannon Place, North Sound Rd., George Town, Grand Cayman, Cayman Islands;

“Parties” means collectively, the Assignor and the Assignees, and “Party” means any of them;

“Purchase Consideration” shall have the meaning ascribed to it in Recital (A);

“Purchaser” means IRACE TECHNOLOGY LIMITED (Registration No. 2131768), a company incorporated in British Virgin Islands with its registered address at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands; and

“Software Purchase Agreement” shall have the meaning ascribed to it in Recital (A).

1.2.	Unless the context otherwise requires, in this Deed:

1.2.1.	any reference to a statute or statutory provision is a reference to it as it is in force from time to time, taking account of any change, extension, consolidation or re-enactment and includes any subordinate legislation for the time being in force made under it;

1.2.2.	any and all headings contained in this Deed are for convenience only and do not affect the interpretation of any provision of this Deed;

1.2.3.	references to any gender shall include the other genders and references to the singular shall include the plural and vice versa and references to natural persons shall include bodies corporate and vice versa;

1.2.4.	any reference to a person which for the purposes of this Deed means any individual, corporation, partnership, association, limited liability company, trust, Governmental Authority or body or other entity or organisation (whether or not having a separate legal personality) shall include its successors in title;

1.2.5.	all obligations and liabilities on the part of the Parties are (unless expressly stated otherwise) several and shall be construed accordingly;

1.2.6.	any reference to “day”, “week”, “month” or “year” is a reference to a day, week, month or year respectively in the Gregorian calendar;

1.2.7.	any phrase introduced by the terms “including”, “include” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

1.2.8.	references to “writing”, or cognate expressions, include any communication effected electronically, by telex, cable, facsimile transmission or other comparable means of communication;

1.2.9.	any reference to this Deed shall be construed as references to such documents as the same may be amended, restated or replaced from time to time; and

1.2.10.	references to this Deed include any Recitals and Appendix to it and references to Clauses, Recitals and Appendix are to the clauses, recitals and appendix to this Deed.

1.3.	If any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day which is not a Business Day, then that period is to be deemed to only expire on the next Business Day.

1.4.	The Recitals to this Deed shall have effect and be construed as an integral part of this Deed, but in the event of any conflict or discrepancy between any of the provisions of this Deed, such conflict or discrepancy shall, for the purposes of the interpretation and enforcement of this Deed, be resolved by giving the provisions contained in the Clauses of this Deed priority and precedence over the provisions contained in the Recitals to this Deed.

1.5.	No provision of this Deed will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this Deed or that provision.

2.	ASSIGNMENT

2.1.	In consideration of Ringgit Malaysia Ten (RM10.00) paid to the Assignor by the Assignees (the receipt of which the Assignor hereby acknowledges), the Assignor hereby assigns, transfers and conveys its right and entitlement to receive the Consideration Shares in favour of the Assignees.

2.2.	The Assignor hereby agrees and undertakes that it shall irrevocably authorise and instruct the Issuer to allot and issue the Consideration Shares directly to the Assignees. The number of Consideration Shares to be allotted and issued to each of the Assignees are as specified against each of the Assignees’ names in Schedule 1 of this Deed. Such authorisation and instruction shall be done by way of serving a notice of assignment substantially in the same form and content as set out in Appendix A to this Deed.

2.3.	For the avoidance of doubt, all of the existing terms in the Software Purchase Agreement shall not be affected by this Deed and shall remain in full force and effect until the expiry or termination of the Software Purchase Agreement.

3.	NOTICES

3.1.	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and in English and delivered personally or sent by prepaid registered post with recorded delivery, or by courier or email addressed to the intended recipient thereof at its address or at its email address set out hereunder (or to such other address or email address as a Party to this Deed may from time to time duly notify the other Parties). Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally or given or made by email) immediately or (if given or made by registered post or courier) forty-eight (48) hours after posting, and in proving the same it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed as a prepaid registered letter or that the email was properly addressed and sent.

3.2.	The addresses and email addresses of the Parties for the purposes of Clause 3.1 are as follows:

3.2.1.	in the case of service on the Assignor to:

Address	:	29A-0702, The Maritime Suite, Persiaran Karpal Singh 2, 11600 Jelutong, Penang

Email Address	:	chong.mingfoong@distributedinformationtechnologies.com

Attention to	:	Chong Ming Foong

3.2.2.	in the case of service on the Assignees to:

Address	:	*

Email Address	:	*

Attention to	:	Chong Ming Foong

Address	:	*

Email Address	:	*

Attention to	:	Stanley Chai Yew Chung

Address	:	*

Email Address	:	*

Attention to	:	Chea Chia Poh

Address	:	*

Email Address	:	*

Attention to	:	Ng Shan Xuan

3.3.	In this Clause 3, if deemed receipt occurs before 9am on a Business Day, the notice shall be deemed to have been received at 9am on that day, and if deemed receipt occurs after 5pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9am on the next Business Day.

3.4.	Any Party may change the address to which such notices to it are to be delivered by giving not less than three (3) Business Days’ notice to the other Parties.

4.	MISCELLANEOUS

4.1.	The Purchaser shall pay all costs and expenses incurred in connection with the preparation, negotiation or entry into this Deed.

4.2.	Each Party shall do or cause to be done all such acts and things and execute or cause to be executed all such instruments and other documents as may be necessary to give full effect to the provisions contained in this Deed and the transactions contemplated under this Deed.

4.3.	No amendment, variation, revocation, cancellation, substitution or waiver of, or addition or supplement to, any of the provisions of this Deed will be effective unless it is in writing and signed by all the Parties.

4.4.	If any provision of this Deed or part thereof is rendered void, illegal or unenforceable in any respect under the law, the validity, legality and enforceability of the remaining provisions or part of the provision (as the case may be) shall not in any way be affected or impaired thereby.

4.5.	None of the Parties shall assign all or any of its rights, interests or benefits or transfer all or any of its obligations under this Deed except with the prior written approval of the other Parties.

4.6.	This Deed shall be binding upon and enure for the benefit of the respective successors-in-title and permitted assigns of the Parties.

4.7.	This Deed shall be governed by and construed in accordance with the laws of Malaysia and the Parties hereto irrevocably submit to the exclusive jurisdiction of the Malaysia courts for the purpose of resolving any disputes arising from this Deed.

4.8.	This Deed may be entered into in any number of counterparts, all of which taken together and when delivered to the Parties shall constitute one and the same instrument. The Parties may enter into this Deed by executing any such counterpart.

4.9.	This Deed, may be accepted, executed or agreed to through the use of an electronic signature, whether digital or encrypted, in accordance with the applicable laws. Any document accepted, executed or agreed to in conformity with such law will be binding on each Party and shall have the same legal effect, validity or enforceability as if it were physically executed.

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SCHEDULE 1

The Assignees

No.	Name of Assignee	Passport No.	Number of Consideration Shares
1.	Chong Ming Foong	*	18,000,000, or 1,125,000 given the effect of the Share Consolidation

2.	Stanley Chai Yew Chung	*	18,000,000, or 1,125,000 given the effect of the Share Consolidation

3.	Chea Chia Poh	*	18,000,000, or 1,125,000 given the effect of the Share Consolidation

4.	Ng Shan Xuan	*	18,000,000, or 1,125,000 given the effect of the Share Consolidation

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APPENDIX A

Notice of Assignment

DISTRIBUTED INFORMATION TECHNOLOGIES LIMITED

29A-0702, The Maritime Suite

Persiaran Karpal Singh 2

11600 Jelutong, Penang

Date:

STARBOX GROUP HOLDINGS LTD.

VO2-03-07, Velocity Office 2

Lingkaran SV, Sunway Velocity

55100 Kuala Lumpur

Malaysia

IRACE TECHNOLOGY LIMITED

VO2-03-07, Velocity Office 2

Lingkaran SV, Sunway Velocity

55100 Kuala Lumpur

Malaysia

Dear Sirs,

RE: SOFTWARE PURCHASE AGREEMENT DATED                     2024

We refer to the following documents:

(i)	Software purchase agreement dated 2024 (“Agreement”) entered into between Distributed Information Technologies Limited (Registration No. 242015) (“Assignor”), Irace Technology Limited (Registration No. 2131768) and Starbox Group Holdings Ltd. (Registration No. 381005); and

(ii)	Deed of Assignment dated 2024 (“Deed”) entered into between Assignor and the persons named in Schedule 1 of the Deed (the “Assignees”).

The aforementioned documents are appended hereto for your reference. Unless otherwise defined herein, capitalised terms used in this notice shall have the same meanings given to them in the Agreement and the Deed.

We write to notify that, pursuant to the Deed, we have assigned, transferred and conveyed our right and entitlement to receive the Consideration Shares in favour of the Assignees.

Accordingly, we hereby authorise and instruct you to allot and issue the Consideration Shares directly to the Assignees. The number of Consideration Shares to be allotted and issued to each of the Assignees are as specified against each of the Assignees’ names in Schedule 1 of the Deed. Upon your issuance of the Consideration Shares to the Assignees, we agree and acknowledge that your payment obligation in respect of the Purchase Consideration under the Agreement shall be fully satisfied and discharged.

Yours faithfully,

For and on behalf of

DISTRIBUTED INFORMATION TECHNOLOGIES LIMITED

Name:
Designation:

ACCEPTANCE

We, STARBOX GROUP HOLDINGS LTD. (Registration No. 381005), hereby acknowledge the receipt of the notice and agree to the terms and conditions as stated in the notice above.

Signed by
For and on behalf of

STARBOX GROUP HOLDINGS LTD.

Name:
Designation:

Date:

We, IRACE TECHNOLOGY LIMITED (Registration No. 2131768), hereby acknowledge the receipt of the notice and agree to the terms and conditions as stated in the notice above.

Signed by
For and on behalf of

IRACE TECHNOLOGY LIMITED

Name:
Designation:

Date:

APPENDIX TO NOTICE OF ASSIGNMENT

Software Purchase Agreement and Deed of Assignment

This Deed has been entered into on the date stated at the beginning.

The Assignor

Signed for and on behalf of DISTRIBUTED INFORMATION TECHNOLOGIES LIMITED (Registration No. 242015)	/s/ Chong Ming Foong
	Name:	Chong Ming Foong
	Designation:	Director

The Assignees

Signed by CHONG MING FOONG	/s/ CHONG MING FOONG

Signed by STANLEY CHAI YEW CHUNG	/s/ STANLEY CHAI YEW CHUNG

Signed by CHEA CHIA POH	/s/ CHEA CHIA POH

Signed by NG SHAN XUAN	/s/ NG SHAN XUAN

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